EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Golden Century Technologies Corporation (the "Company”) on Form 10-QSB for the three months ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hong Yang the Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Hong Yang
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Hong Yang

President, Secretary and Treasurer
Director
(Principal Executive Officer)

November 14, 2007
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Dated: